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Applied Optoelectronics, Inc. Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

APPLIED OPTOELECTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 15, 2016
Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of the Stockholders of Applied Optoelectronics, Inc., on Friday, May 27, 2016, at 9:30 a.m. Central Time. The meeting will be held at our principal office located at 13139 Jess Pirtle Blvd., Sugar Land, Texas 77478.

        The items of business are listed in the following Notice of Annual Meeting of Stockholders and are more fully addressed in the Proxy Statement. At this meeting you are being asked to elect three Class III directors to hold office for three-year terms, and to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year.

        Please read the Proxy Statement, which presents important information about the company and each of the items being presented for stockholder vote. Whether or not you intend to be present in person, your vote is very important. Please vote promptly by telephone or internet or by marking, signing, and returning your proxy card so that your shares will be represented. If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

        We hope that you will be able to attend the meeting in person. We look forward to seeing you there.

Sincerely yours,

Chih-Hsiang Thompson Lin
 Chairman and Chief Executive Officer

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 27, 2016

        The 2016 annual meeting of stockholders of Applied Optoelectronics, Inc., a Delaware corporation, will be held on Friday, May 27, 2016, at 9:30 a.m. Central Time, at 13139 Jess Pirtle Blvd., Sugar Land, TX 77478, for the following purposes:

          1.     To elect three Class III directors to hold office for three-year terms and until their respective successors are elected and qualified.

          2.     To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

          3.     To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

        Our board of directors recommends a vote FOR Items 1 and 2. Stockholders of record at the close of business on April 4, 2016 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices.

        Securities and Exchange Commission ("SEC") rules permit us to furnish proxy materials to stockholders over the Internet. We will be mailing to our stockholders a Notice of Internet Availability of Proxy Materials, which indicates how to access our proxy materials on the Internet. We are constantly focused on improving the ways people connect with information, and believe that providing our proxy materials over the Internet increases the ease and ability of our stockholders to connect with the information they need while reducing the environmental impact of our Annual Meeting. If you would prefer to receive a paper copy of the proxy materials, you may request them by following the procedures set forth in the Notice of Internet Availability of Proxy Materials.

        Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. If you are a stockholder of record, you may vote your shares over the Internet at www.proxyvote.com, telephonically by dialing 1-800-690-6903 or if you requested to receive printed proxy materials, via your enclosed proxy card. If the shares you own are held in "street name" by a bank or brokerage firm, your bank or brokerage firm will provide a Notice of Availability of Proxy Materials, or, if requested, a printed set of proxy materials together with a voting instruction form, which you may use to direct how your shares will be voted.

        You are cordially invited to join us at the annual meeting. However, to ensure your representation, we request that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the annual meeting. You may revoke your proxy at any time if you wish to attend and vote in person.

        We look forward to seeing you at the annual meeting.

By order of the board of directors, David Kuo General Counsel and Corporate Secretary

April 15, 2016

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2016:    Our Proxy Statement is enclosed. Financial and other information concerning Applied Optoelectronics, Inc. is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2015, which is enclosed. A complete set of proxy materials relating to our annual meeting, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report is also available on the Internet and may be viewed at www.proxyvote.com.

Attending the Meeting

        The meeting will be held at 13139 Jess Pirtle Blvd., Sugar Land, TX 77478.

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  Doors open at 9:00 a.m. Central Time.

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  Meeting starts at 9:30 a.m. Central Time.

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  Proof of Applied Optoelectronics, Inc. stock ownership and photo identification is required to attend the annual meeting.

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  The use of cameras or other audio or video recording devices is not allowed.

Questions

For Questions Regarding:	Contact:
Annual meeting	Applied Optoelectronics, Inc. Investor Relations David Kuo at david_kuo@ao-inc.com
Stock ownership for registered holders	Continental Stock Transfer & Trust Company (800) 509-5586 (within the U.S. and Canada) or (212) 509-4000 (worldwide) or cstmail@continentalstock.com
Stock ownership for beneficial holders	Please contact your broker, bank or other nominee
Voting for registered holders	Applied Optoelectronics, Inc. Investor Relations David Kuo at david_kuo@ao-inc.com
Voting for beneficial holders	Please contact your broker, bank or other nominee

Applied Optoelectronics, Inc.

APPLIED OPTOELECTRONICS, INC.
13115 Jess Pirtle Blvd., Sugar Land, TX 77478

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27, 2016

        The board of directors of Applied Optoelectronics, Inc. (the "Board") is soliciting your proxy for the 2016 Annual Meeting of Stockholders to be held on May 27, 2016, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and related materials are first being made available to stockholders on or about April 15, 2016. A Notice of Internet Availability of Proxy Materials indicating how to access our proxy materials over the Internet will be sent, or given, to stockholders on or about April 15, 2016. References in this Proxy Statement to the "Company," "we," "our," "us" and "Applied Optoelectronics" are to Applied Optoelectronics, Inc. and its consolidated subsidiaries, and references to the "annual meeting" are to the 2016 Annual Meeting of Stockholders. This Proxy Statement covers our 2015 fiscal year, which was from January 1, 2015 through December 31, 2015 ("fiscal 2015"). Certain information contained in this Proxy Statement is incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed by the Company with the U.S. Securities and Exchange Commission ("SEC") on March 14, 2016.

SOLICITATION AND VOTING

Record Date

        Only stockholders of record at the close of business on April 4, 2016 will be entitled to notice of and to vote at the meeting and any adjournment thereof. As of this record date there were 17,069,534 shares of common stock outstanding and entitled to vote.

Quorum

        A majority of the shares of common stock issued and outstanding as of the record date must be represented at the meeting, either in person or by proxy, to constitute a quorum for the transaction of business at the meeting. Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the meeting. Abstentions and "broker non-votes" (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

Vote Required to Adopt Proposals

        Each share of our common stock outstanding on the record date is entitled to one vote on each of the three director nominees. Each share of our common stock outstanding on the record date is entitled to one vote on each other matter. For the election of directors, the three director nominees to serve as Class III directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election so that those nominees who receive the highest number of "For" votes will be elected as Class III directors. You may vote "For" or "Withhold" with respect to each director nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. With respect to Proposal No. 2 regarding ratification of our independent auditors, approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote.

Effect of Abstentions and Broker Non-Votes

        Shares not present at the meeting and shares voted "Withhold" will have no effect on the election of directors. Abstentions will have the same effect as negative votes with respect to the ratification of our independent auditors. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares on Proposal No. 2 regarding ratification of our independent auditors, but will not be permitted to vote your shares of common stock with respect to Proposal No. 1, unless you provide instructions as to how your shares should be voted. If an executed proxy card is returned by a bank or broker holding shares which indicates that the bank or broker has not received voting instructions and does not have discretionary authority to vote on the proposals, the shares will not be considered to have been voted in favor of the proposals. Your bank or broker will vote your shares of common stock on Proposal No. 1 only if you provide instructions on how to vote by following the instructions they provide to you. Accordingly, we encourage you to vote promptly, even if you plan to attend the annual meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Voting Instructions

        If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your voting instructions. If no choice is indicated on the proxy card, the shares will be voted as the board recommends on each proposal. Many banks and brokerage firms have a process for their beneficial owners to provide instructions via telephone or the Internet. The voting form that you receive from your bank or broker will contain instructions for voting.

        Depending on how you hold your shares, you may vote in one of the following ways:

  Stockholders of Record:    You may vote by proxy or over the Internet or by telephone. Please follow the instructions provided on the proxy card you received, then sign and return it in the prepaid envelope. You may also vote in person at the annual meeting.

  Beneficial Stockholders:    Your bank, broker or other holder of record will provide you with a voting instruction card for you to use to instruct them on how to vote your shares. Check the instructions provided by your bank, broker or other holder of record to see which options are available to you. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your bank, broker or other agent.

        Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on May 26, 2016. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting in person.

        If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close by returning a later-dated proxy card, by voting again by Internet or telephone as more fully detailed in your proxy card or by delivering written instructions to the Corporate Secretary before the annual meeting. Attendance at the annual meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the annual meeting. If your shares are held in an account at a bank, brokerage firm or other agent, you may change your vote by submitting new voting instructions to your bank, brokerage firm or other agent or if you have obtained a legal proxy from your bank, brokerage firm or other agent giving you the right to vote your shares, by attending the annual meeting and voting in person.

Electronic Availability of Proxy Statement and 2015 Annual Report

        As permitted by SEC rules, we are making this proxy statement and our 2015 Annual Report available to stockholders electronically via the Internet at www.proxyvote.com. On April 15, 2016, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our 2015 Annual Report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the notice. We are constantly focused on improving the ways people connect with information, and believe that providing our proxy materials over the Internet increases the ease and ability of our stockholders to connect with the information they need while reducing the environmental impact of our Annual Meeting.

Solicitation of Proxies

        We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable, out-of-pocket costs for forwarding proxy and solicitation material to the beneficial owners of common stock. We may use the services of our officers, directors and employees to solicit proxies, personally or by telephone, without additional compensation.

Voting Results

        We will announce preliminary voting results at the annual meeting. We will report final results in a Form 8-K report filed with the SEC.

JOBS Act Explanatory Note

        We are an "emerging growth company" under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), including the compensation disclosures required of a "smaller reporting company," as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an "emerging growth company" until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2018; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        We have a classified Board consisting of two Class I directors, two Class II directors and three Class III directors. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting date.

        The term of the Class III directors, Chih-Hsiang (Thompson) Lin, Richard B. Black and Min-Chu (Mike) Chen, will expire on the date of the upcoming annual meeting. Accordingly, three persons are to be elected to serve as Class III directors of the Board at the meeting. The Board's nominees for election by the stockholders to those three positions are the three current Class III members of the Board, Chih-Hsiang (Thompson) Lin, Richard B. Black and Min-Chu (Mike) Chen. If elected, each nominee will serve as a director until our annual meeting of stockholders in 2019 and until their respective successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason (although we know of no reason to anticipate that this will occur), or if a vacancy occurs before the election, the proxies may be voted for such substitute nominees as we may designate. The proxies cannot vote for more than three persons.

        The three nominees for Class III director receiving the highest number of FOR votes will be elected as Class III directors.

        We believe that each of our directors has demonstrated business acumen, ethical integrity and an ability to exercise sound judgment as well as a commitment of service to us and our Board.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF CHIH-HSIANG (THOMPSON) LIN, RICHARD B. BLACK AND MIN-CHU (MIKE) CHEN AS CLASS III DIRECTORS.

        Biographical information concerning each of our directors, including the nominees, is set forth below. Also set forth below are the specific experience, qualifications, attributes or skills that led our nominating and corporate governance committee to conclude that each person should serve as a director.

Name	Principal Occupation	Age	Director Since
Class I Directors Whose Terms Expire at the 2017 Annual Meeting of Stockholders:
Alan Moore	President of Red Oak Capital	55	2013
Che-Wei Lin	President of ASMedia Technology, Inc.	52	2014
Class II Directors Whose Terms Expire at the 2018 Annual Meeting of Stockholders:
William H. Yeh	President and Chief Executive Officer of Hungyeh Investment, Ltd.	63	2000
Alex Ignatiev	Professor of physics, chemistry and electrical and computer engineering at the University of Houston	71	2013
Class III Directors Nominated for Election at the 2016 Annual Meeting of Stockholders:
Chih-Hsiang (Thompson) Lin	Chairman and Chief Executive Officer of Applied Optoelectronics, Inc.	53	1997
Richard B. Black	Chairman and Chief Executive Officer of ECRM, Inc.	82	2001
Min-Chu (Mike) Chen	Director of Seth Nanotechnology Inc.	66	2013

  Nominees for Election to a Three-Year Term Expiring at the 2019 Annual Meeting of Stockholders

        Chih-Hsiang (Thompson) Lin, Ph.D., founded Applied Optoelectronics, Inc. in February 1997 and has been President and Chief Executive Officer since our inception. He currently serves as the Chairman of our Board, a position he has held since January 2014. He has served as a director on our Board since 1997, and he served as Chairman of our Board from May 2000 through September 2002, and again from June 2008 through October 2009. Dr. Lin has also served as a research associate professor and senior research scientist at the University of Houston. Dr. Lin holds a BS degree in Nuclear Engineering from National Tsing Hua University in Taiwan and a MS degree and a Ph.D. in Electrical and Computer Engineering from University of Missouri-Columbia. The Board believes that Dr. Lin is qualified to serve as a director based on his extensive background in business management, his role as founder, President and Chief Executive Officer and his years of service on our Board.

        Richard B. Black has served as a director on our Board since August 2001. He is the Chairman and Chief Executive Officer of ECRM, Incorporated, a worldwide supplier of laser based imaging equipment, a position he has held since 1983. Since October 2014 Mr. Black has served as President and Chief Executive Officer and a Director of CRON-ECRM LLC, a worldwide supplier of laser based imaging equipment. Beginning in 1989, Mr. Black was a director of Oak Technology, Inc., a manufacturer of semi-conductors for optical storage and laser printers, and then became President in 1998 and vice chairman of the board of directors in 1999 until its merger with Zoran, Inc. in 2003. Mr. Black has served as President and CEO of AM International from 1980 to 1982. He served as a Division President of Maremont Corporation, a manufacturer of auto parts and textile machinery, from 1967, then as Maremont's President and CEO from 1974 to 1979. When Maremont was acquired by Alusuisse in 1979, he served as President and CEO of Alusuisse of America until 1981. He served as a director and chairman of the audit committee of GSI Group, a manufacturer of lasers, laser systems, semi-conductor equipment, from 1998 to 2012, and was its chairman of its board of directors from 2006 to 2012. He currently serves as a director and chairman of the audit committee of Alliance Fiber Optics Products, Inc. (NASDAQ: AFOP), a position he has held since 2002, and TREX Enterprises, Inc., a position he has held since 2000. Mr. Black has served as trustee of the Institute for Advanced Study at Princeton since 1990, and became its vice chairman in 2006, and trustee emeritus since 2012. He has served as a trustee of the American Indian College Fund, Beloit College, Bard College, and serves on the Visiting Committee for the Physical Sciences Division of the University of Chicago. Mr. Black received a BS degree in Engineering from Texas A&M University, an MBA from Harvard University and a honorary Ph.D. from Beloit College. The Board believes that Mr. Black is qualified to serve as a director based on his extensive business and financial management and leadership experience, and his service on other private company and publicly-held boards of directors.

        Min-Chu (Mike) Chen, Ph.D. has served as a director on our Board since February 2013. Since 2003, he has served as executive director of Seth Nanotechnology Inc., a nanotechnology patent portfolio company owning more than 10 patents in fullerene derivatives and related application technologies. Since October 2014, he has served as a director of Wuhan Kline Special Products and Manufacturing Co., Ltd., a silicon carbide whisker manufacturing plant. Since April 2014, he has served as board director of Harbin NeoTek Medical Devices Co., Ltd. Since January 2012, he has served as an executive director of FGel Nanotek, Inc., a food and beverage additive company based on fullerene nanotechnology. Since November 2011, he has served as the Asia Pacific Director for U.S. Flow Control Group Pte. Ltd., a petroleum equipment manufacturer and services company. Since 2001, he has been a partner and member of the board of directors of EverRich Capital Inc., a financial consulting company. From September 2008 to April 2010, Dr. Chen served as the Chief Executive Officer of SilverPAC, Inc., a consumer electronics business, and from March 1994 to June 2002, Dr. Chen served as a board member of PCTEL, Inc. (NASDAQ: PCTI). Dr. Chen received a Ph.D. in Ocean Engineering from Oregon State University. The Board believes that Dr. Chen is qualified to serve as a director based on his business management experience, his service on other private company board of directors and his prior service on the board of a publicly-held company.

  Directors Continuing in Office until the 2018 Annual Meeting of Stockholders

        William H. Yeh has served as a director on our board of directors since May 2000. He is the current Chief Executive Officer and President of Hungyeh Investment, Ltd., a hospitality real estate investment and management company, a position he has held since 2000. Mr. Yeh has also served as President of Golden Star Management, Inc., since 1997. He was a Senior Vice President of United Central Bank (now Hanmi Bank) overseeing the Houston region and Vice Chairman of Central Bancorp, Inc. from 1997 to 2012. He is currently an Advisor of Hanmi Bank for Texas Region. Mr. Yeh received a BS degree from National Cheng Kung University in Taiwan and a MS degree from University of Houston—Clear Lake. The Board believes that Mr. Yeh is qualified to serve as a director based on his business and financial management and leadership experience and his years of service on our Board.

        Alex Ignatiev, Ph.D. has served as a director on our Board since February 2013, and previously served as a director on our board of directors from June 2008 to October 2009 and from May 2001 to August 2002. From 2005 until the present he has served as a director of the Center for Advanced Materials at the University of Houston and has served since 2010 as the Hugh Roy and Lillie Cranz Cullen professor of physics, chemistry and electrical and computer engineering at the University of Houston. From March 2013 to September 2015, Dr. Ignatiev served as the Chief Science Officer of Smart Grid Intelligent Management, Inc., which develops operating systems and alternative energy source integration. Since February 2009, he has served as the Chief Technology Officer of Quarius Technologies, LP, a renewable energy company, since February 2006, he has served as a vice president and Chief Technology Officer at Nano EnerTex, Inc., a nanomaterials company, from January 2005 to September 2015, he has served as a Vice President of Virtual Vision LLP, which develops artificial retinas, and since May 2002, he has served as the Chief Technology Officer and Chief Science Officer of Metal Oxide Technologies, LLC., which develops, manufactures and sells superconducting wire. Dr. Ignatiev was a director of the Space Vacuum Epitaxy Center at the University of Houston from 1987 until 2002 after which he became director of the Texas Center for Superconductivity and Advanced Materials until 2005. Dr. Ignatiev has also served as a task leader for the Texas Center for Superconductivity from 1987 to 2008., and has been elected to the International Academy of Astronautics and to the Kazakhstan National Academy of Sciences. Dr. Ignatiev received a Ph.D. in Materials Science from Cornell University. The Board believes that Dr. Ignatiev is qualified to serve as a director based on his business management experience, broad technology industry experience and his past service on our Board.

  Directors Continuing in Office until the 2017 Annual Meeting of Stockholders

        Alan Moore has served as a director on our Board since March 2013. Since 1995, he has served as the President of Red Oak Capital, a private equity company. Since 2007, Mr. Moore has served as a Manager of Silver Tree Fund II Management, LLC, a real estate investment fund. Since 1999, he has served as the Treasurer of Silver Tree Partners, Inc., a real estate development company. From May 2004 until December 2011, Mr. Moore served as a Manager of Silver Tree Fund Management, LLC, also a real estate investment fund, and from March 1998 to October 1999, Mr. Moore served as the Chief Financial Officer of Window on Wall Street (sold to Trade Station Group, Inc. in 1999). Previously, Mr. Moore was a co-founder of Fossil, Inc. (NASDAQ: FOSL). Mr. Moore received a MS degree in Accounting and a BA degree in Business Control Systems from the University of North Texas. The Board believes that Mr. Moore is qualified to serve as a director based on his extensive background in business and financial management and his role as co-founder of a publicly-held company.

        Che-Wei Lin has served as a director on our Board since January 2014, and previously served as a director on our Board from December 2006 to October 2009. Since November 2007, Mr. Lin has served as the President of ASMedia Technology Inc., a chipset manufacturer. Since November 2009, Mr. Lin has also served as the Corporate Vice President of the Motherboard Business Unit of the Open Platform Business Group of ASUSTek Computer Inc., a computer hardware and electronics company. Mr. Lin was employed at VIA Technologies, Inc., a manufacturer of integrated circuits and motherboard chipsets, from 1993 to 2007 in various positions, including President of the Desktop Platform Business Unit, Vice President of the System Platform Division and Vice President of OEM and Chipset Product Marketing. Mr. Lin received a BS in Electrical Engineering from Fu Jen University in Taiwan and a MS in Electrical Engineering from the University of Missouri. The Board believes that Mr. Lin is qualified to serve as a director based on his business and financial management and leadership experience and his years of service on our Board.

CORPORATE GOVERNANCE

Director Independence

        In April 2015, the Board determined that, other than Dr. Chih-Hsiang (Thompson) Lin, each of the current members of the board is an "independent director" for purposes of the NASDAQ Listing Rules and Rule 10A-3(b)(1) under the Exchange Act as the term relates to membership on the board of directors. The definition of independence under the NASDAQ Listing Rules includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his or her family members, has engaged in various types of business dealings with us. In addition, as further required by the NASDAQ Listing Rules, our Board has made a subjective determination as to each independent director that no material relationships exist that, in the opinion of our Board, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors in questionnaires with questions tailored to the NASDAQ Listing Rules with regard to each director's business and personal activities as they may relate to us and our management.

Board Leadership Structure

        Our Board is currently chaired by our President and Chief Executive Officer, Dr. Chih-Hsiang (Thompson) Lin. The Board believes that combining the positions of Chief Executive Officer and Chairman of the Board, or Chairman, helps to ensure that the Board and management act with a common purpose. The Board further believes that combining the positions of Chief Executive Officer and Chairman provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, the Board believes that a combined Chief Executive Officer and Chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. In light of our Chief Executive Officer's extensive history with and knowledge of our company, the Board believes that it is advantageous for Applied Optoelectronics, Inc. to combine the positions of Chief Executive Officer and Chairman. Our company does not have a lead independent director.

Risk Management

        One of the key functions of the Board is informed oversight of our various processes for managing risk. The Board administers this oversight function directly through the Board as a whole, as well as through the standing committees of the Board that address risks associated with their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing risk exposure in our strategic plans, development programs, corporate goals and operating plans. Our audit committee has the responsibility to consider and discuss our major exposures to financial risk and the steps our management takes to monitor and control these exposures, including guidelines, policies and processes. The audit committee also monitors our compliance with various legal and regulatory requirements, monitors our whistleblower system, and oversees the performance of our internal audit function. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and policies. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. In addition, the Board meets with certain members of our executive team, including the heads of our different organizational functions, who discuss the risks and exposures involved in their respective areas of responsibility as well as any developments that could impact our risk profile or other aspects of our business.

Executive Sessions

        Non-management directors generally meet in executive session without management present. The Board's policy is to hold executive sessions without the presence of management, including the Chief Executive Officer, who is the only non-independent director.

Meetings of the Board of Directors and Committees

        The Board held six meetings during the fiscal year ended December 31, 2015. The Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. During the last fiscal year, each of our directors attended at least 75% of the total number of meetings of the Board and all of the committees of the Board on which such director served during that period.

        The following table sets forth the standing committees of the Board and the members of each committee as of the date that this Proxy Statement was first made available to our stockholders:

Name of Director	Audit	Compensation	Nominating and Corporate Governance
Richard B. Black	Chair
Min-Chu (Mike) Chen	X	X
Alex Ignatiev		X	Chair
Alan Moore	X
William H. Yeh		Chair	X
Che-Wei Lin			X

Audit Committee

        Our audit committee currently consists of Richard B. Black, Alan Moore and Min-Chu (Mike) Chen. Our Board has determined that Messrs. Black, Moore and Chen each satisfy the independence and financial literacy requirements under the applicable rules and regulations of the SEC and NASDAQ. Mr. Black serves as the chairman of this committee, and our Board has determined that he qualifies as an "audit committee financial expert" as that term is defined in the rules and regulations established by the SEC and has the requisite financial sophistication as defined under the applicable NASDAQ rules. The functions of this committee include, but are not limited to:

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  meeting with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;

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  meeting with our independent auditors and with internal financial personnel regarding these matters;

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  appointing, compensating, retaining and overseeing the work of our independent auditors;

  •
  pre-approving audit and non-audit services of our independent auditors;

  •
  reviewing our audited financial statements and reports and discussing the statements and reports with our management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management;

  •
  establishing procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

  •
  reviewing the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor's senior personnel that are providing us audit services;

  •
  reviewing all related-party transactions for approval; and

  •
  reviewing and reassessing the adequacy of the audit committee's charter at least annually and recommending any changes to our Board.

        Both our independent auditors and internal financial personnel regularly meet privately with our audit committee and have unrestricted access to this committee.

        The audit committee held six meetings during the fiscal year ended December 31, 2015. Additional information regarding the audit committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

Compensation Committee

        Our compensation committee currently consists of William H. Yeh, Alex Ignatiev and Min-Chu (Mike) Chen, each of whom is not an employee and is otherwise "independent" as that term is defined in the current applicable NASDAQ rules. Mr. Yeh serves as the chairman of this committee. Pursuant to its charter, our compensation committee has responsibility for overseeing our compensation policies and programs, including developing compensation policies and providing oversight in the implementation of all applicable policies and benefit plans. Specifically, the compensation committee recommends the compensation payable to our non-employee directors, evaluates and sets compensation for our executive officers and monitors all general compensation programs. In accordance with its charter, the compensation committee's responsibilities include, but are not limited to:

  •
  reviewing and approving all compensation for the Chief Executive Officer, including incentive-based and equity-based compensation;

  •
  reviewing and approving annual performance objectives and goals relevant to compensation for the Chief Executive Officer and evaluating the performance of the Chief Executive Officer;

  •
  reviewing and approving incentive-based or equity-based compensation plans in which our executive officers participate;

  •
  reviewing and approving all compensation for executive officers, including incentive-based and equity-based compensation, and overseeing the evaluation of management;

  •
  approving all employment, severance, or change-in-control agreements, special or supplemental benefits, or provisions including the same, applicable to executive officers;

  •
  periodically reviewing and advising our Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of our compensation programs for executive officers relative to comparable companies in our industry;

  •
  reviewing and reassessing the adequacy of the compensation committee charter and recommending any changes to our Board on an annual basis;

  •
  reviewing and evaluating the compensation committee's own performance periodically; and

        The compensation committee may delegate its authority to a subcommittee to make grants of stock, stock options and other equity securities to executive officers and other employees, provided that these grants are made within established guidelines. In addition, the compensation committee may obtain advice or assistance from compensation consultants, legal counsel or other advisors to perform its duties, provided that the compensation committee shall periodically assess the independence of any such compensation consultant as required by NASDAQ rules and applicable law.

        The compensation committee and Board believe that attracting, retaining and motivating our employees, and particularly the company's senior management team and key operating personnel, are essential to Applied Optoelectronics, Inc.'s performance and enhancing stockholder value. The compensation committee will continue to administer and develop our compensation programs in a manner designed to achieve these objectives.

        The compensation committee reviews and determines executive officer compensation. Our Chief Executive Officer makes recommendations to the compensation committee regarding base salary increases, bonuses, incentive compensation, equity awards benefits and perquisites for each executive other than himself. These recommendations are based upon objective criteria, including the company's financial performance, accomplishment of strategic objectives and development of management. The compensation committee reviews and evaluates submitted proposals, and establishes executive compensation, including the Chief Executive Officer.

        In November 2015, the compensation committee selected Arthur J. Gallagher & Co. ("Gallagher") to provide compensation consulting support. Gallagher has provided market information on compensation trends and practices and compensation analysis based on competitive data drawn from a peer group of companies. Gallagher is also available to perform special projects at the compensation committee's request. Gallagher provides analyses that inform the compensation committee's decisions, but does not decide or approve any compensation actions. The compensation committee also consults with Gallagher on program design, which included a review of stock ownership guidelines for the company's executive officers and non-employee directors and assessing compensation of the Board. The engagement of any compensation consultant rests exclusively with the compensation committee, which has sole authority to retain and terminate any compensation consultant or other advisor that it uses.

        The compensation committee has assessed the independence of Gallagher and concluded that no conflicts of interest exist that would prevent Gallagher from providing independent and objective advice to the compensation committee. In making this determination, our compensation committee reviewed and discussed information provided by Gallagher in a questionnaire, with questions tailored to the NASDAQ Listing Rules with regards to Gallagher's independence and provision of services.

        The compensation committee held three meetings during the fiscal year ended December 31, 2015.

Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee currently consists of Alex Ignatiev, William H. Yeh and Che-Wei Lin. Dr. Ignatiev serves as the chairman of this committee. Our nominating and corporate governance committee oversees and advises the Board with respect to corporate governance matters, assists the Board in identifying and recommending qualified candidates for nomination to the Board, makes recommendations to the Board with respect to assignments to committees of the Board and oversees the evaluation of the Board. The functions of this committee include, but are not limited to:

  •
  making recommendations to the Board regarding all nominees for board membership, whether for the slate of director nominees to be proposed by the Board to the stockholders or any director nominees to be elected by the Board to fill interim director vacancies;

  •
  considering director candidates submitted by stockholders and determining the procedure to be followed by stockholders in submitting such recommendations;

  •
  recommending Board committee structure and responsibilities to be included in the charter of each committee of the Board to be submitted to the full Board for consideration;

  •
  recommending directors to serve on each Board committee and suggesting rotations for chairpersons of the Board committees as the nominating and corporate governance committee deems appropriate;

  •
  recommending corporate governance standards to the Board;

  •
  evaluating and recommending any revisions to Board and Board committee meeting policies;

  •
  reviewing the effectiveness of the operation of the Board and Board committees, including the corporate governance and operating practices; and

  •
  reviewing and reassessing the adequacy of the nominating and corporate governance committee charter and recommending any changes to the Board.

        The nominating and corporate governance committee did not hold a formal meeting during the fiscal year ended December 31, 2015. Two current members of our nominating and corporate governance committee, Dr. Ignatiev and Mr. Yeh, whose board terms expire at the 2015 annual meeting date. To avoid potential conflicts of interest for the current committee to carry out the nomination of directors for the upcoming term, our Board reviewed the qualification of director candidates and conducted the nomination in place of the nominating and corporate governance committee for 2015.

Director Nominations

        Our nominating and corporate governance committee is responsible for, among other things, assisting our Board in identifying qualified director nominees and recommending nominees for each annual meeting of stockholders. The nominating and corporate governance committee's goal is to assemble a board that brings to our company a diversity of experience in areas that are relevant to our business and that complies with the NASDAQ Listing Rules and applicable SEC rules and regulations. While we do not have a formal diversity policy for board membership, the nominating and corporate governance committee generally considers the diversity of nominees in terms of knowledge, experience, background, skills, expertise and other demographic factors. When considering nominees for election as directors, the nominating and corporate governance committee reviews the needs of the board for various skills, background, experience and expected contributions and the qualification standards established from time to time by the nominating and corporate governance committee. The nominating and corporate governance committee believes that directors must also have an inquisitive and objective outlook and mature judgment. Director candidates must have sufficient time available in the judgment of the nominating and corporate governance committee to perform all board and committee responsibilities. Members of the Board are expected to rigorously prepare for, attend and participate in all meetings of the board and applicable committee meetings.

        Other than the foregoing and the applicable rules regarding director qualification, there are no stated minimum criteria for director nominees. Under the NASDAQ Listing Rules, at least a majority of the members of the board must meet the definition of "independence" and at least one director must be a "financial expert" under the Exchange Act and the NASDAQ Listing Rules and applicable SEC rules and regulations. The nominating and corporate governance committee also believes it appropriate for our Chief Executive Officer to participate as a member of the Board.

        The nominating and corporate governance committee will evaluate annually the current members of the board whose terms are expiring and who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The nominating and corporate governance committee will assess regularly the optimum size of the board and its committees and the needs of the Board for various skills, background and business experience in determining if the board requires additional candidates for nomination.

        Candidates for director nominations come to our attention from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the nominating and corporate governance committee at any point during the year. Such candidates are to be evaluated against the criteria set forth above. If the nominating and corporate governance committee believes at any time that it is desirable that the board consider additional candidates for nomination, the committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the nominating and corporate governance committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates.

        Our bylaws permit stockholders to nominate directors for consideration at an annual meeting. The nominating and corporate governance committee will consider director candidates validly recommended by stockholders. For more information regarding the requirements for stockholders to validly submit a nomination for director, see "Stockholder Proposals or Nominations to Be Presented at Next Annual Meeting" elsewhere in this Proxy Statement. In addition, our "Procedure for Submitting Shareholder Nominations to the Board of Directors" is available on the investor relations section of our website at www.ao-inc.com.

Communications with the Board

        Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our General Counsel at 13115 Jess Pirtle Blvd., Sugar Land, TX 77478, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to our General Counsel for forwarding to the Board or specified Board member or members will be forwarded in accordance with the stockholder's instructions. However, our General Counsel reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

Director Attendance at Annual Meetings

        We do not have a formal policy regarding Board members attendance at annual meeting, but all members of our Board are encouraged to attend the annual meeting of stockholders. We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by members of our Board taking into account the directors' schedules.

Code of Business Conduct and Ethics and Committee Charters

        We have adopted a Code of Business Conduct and Ethics (the "Code"), that applies to all of our employees, officers and directors. The Code is available on the investor relations portion of our website at www.ao-inc.com. A printed copy of the Code may also be obtained by any stockholder free of charge upon request to the Corporate Secretary, Applied Optoelectronics, Inc., 13115 Jess Pirtle Blvd., Sugar Land, TX 77478. Any substantive amendment to or waiver of any provision of the Code may be made only by the Board, and will be disclosed on our website as well as via any other means then required by NASDAQ Listing Rules or applicable law.

        Our Board has also adopted a written charter for each of the audit committee, the compensation committee and the nominating and corporate governance committee. Each charter is available on the investor relations portion of our website at www.ao-inc.com.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of our compensation committee or any other committee serving an equivalent function of any other entity that has one or more of its executive officers serving as a member of our Board or compensation committee.

Risk Assessment of Compensation Programs

        We do not believe that our compensation programs create risks that are reasonably likely to have a material adverse effect on our company. We believe that the combination of different types of compensation as well as the overall amount of compensation, together with our internal controls and oversight by the Board, mitigates potential risks.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee of our Board has selected Grant Thornton LLP ("Grant Thornton") to serve as our independent registered public accounting firm to audit the consolidated financial statements of Applied Optoelectronics, Inc. for the fiscal year ending December 31, 2016. Grant Thornton has served as our auditor since 2008. A representative of Grant Thornton is expected to be present at the annual meeting to be available to respond to appropriate questions.

Fees Billed by Grant Thornton

        The following table sets forth the aggregate fees billed by Grant Thornton for the fiscal years ended December 31, 2015 and 2014:

	Fiscal 2015	Fiscal 2014
Audit fees(1)	$696,114	$655,216
Audit-related fees(2)	$—	$—
Tax fees(3)	$—	$27,693
All other fees(4)	$—	$—
Total	$696,114	$682,909

(1)
Audit fees consist of fees billed for professional services rendered in connection with the audit of our consolidated annual financial statements, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements, consultations concerning financial reporting in connection with acquisitions and issuances of auditor consents and comfort letters in connection with SEC registration statements and related SEC registered securities offerings. Fiscal 2014 audit fees include fees related to our At-the-Market offering of common stock during the third fiscal quarter of 2015 and related filings.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees."

(3)
Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)
All other fees consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-approval of Audit and Non-audit Services Performed by Independent Registered Public Accounting Firm

        The audit committee has determined that all services performed by Grant Thornton are compatible with maintaining the independence of Grant Thornton. The audit committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Unless the specific service has been pre-approved with respect to that year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.

Vote Required and Board of Directors Recommendation

        The affirmative vote of a majority of the votes cast on the proposal at the annual meeting is required for approval of this proposal. Abstentions will have the same effect as voting against the proposal. Broker non-votes will have no effect on the outcome of the vote. Your bank or broker will have discretion to vote any uninstructed shares on this proposal. If the stockholders do not approve the ratification of Grant Thornton as our independent registered public accounting firm, the audit committee will reconsider its selection.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

REPORT OF THE AUDIT COMMITTEE

        The audit committee currently consists of three directors. Messrs. Black, Moore and Chen are each, in the judgment of the Board, an independent director. The audit committee acts pursuant to a written charter that has been adopted by the Board. A copy of the charter is available on the investor relations portion of Applied Optoelectronics, Inc.'s website at www.ao-inc.com.

        The audit committee oversees Applied Optoelectronics, Inc.'s financial reporting process on behalf of the Board. The audit committee is responsible for retaining Applied Optoelectronics, Inc.'s independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The audit committee's specific responsibilities are set forth in its charter. The audit committee reviews its charter at least annually.

        Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to insure compliance with applicable laws and regulations. Applied Optoelectronics, Inc.'s independent registered public accounting firm, Grant Thornton, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

        The audit committee has reviewed and discussed with management the company's audited financial statements. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board ("PCAOB"). In addition, the audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm's audit, the results of its examinations, its evaluations of the company's internal controls and the overall quality of Applied Optoelectronics, Inc.'s financial reporting.

        The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

        Based on the review and discussions referred to above, the audit committee recommended to Applied Optoelectronics, Inc.'s Board that the company's audited financial statements be included in Applied Optoelectronics, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Respectfully submitted,
AUDIT COMMITTEE Richard B. Black, Chairman Alan Moore Min-Chu (Mike) Chen

        The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of Applied Optoelectronics, Inc. under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent that Applied Optoelectronics, Inc. specifically incorporates such information by reference in such filing and shall not otherwise be deemed "filed" under either the Securities Act or the Exchange Act or considered to be "soliciting material."

EXECUTIVE OFFICERS

Executive Officers

        The following table sets forth certain information regarding our executive officers as of April 4, 2016.

Name	Age	Position(s)
Chih-Hsiang (Thompson) Lin	53	President, Chief Executive Officer and Chairman of the Board of Directors
Stefan J. Murry	43	Chief Financial Officer and Chief Strategy Officer
Hung-Lun (Fred) Chang	52	Senior Vice President of Optical Component Business Unit
Shu-Hua (Joshua) Yeh	50	Asia General Manager and Senior Vice President of Network Equipment Module Business Unit
David C. Kuo	33	Vice President, General Counsel and Corporate Secretary

        Dr. Chih-Hsiang (Thompson) Lin's biography can be found on page 4 of this Proxy Statement with the biographies of the other members of the Board. Biographies for our other executive officers, including our other named executive offers, are below.

        Stefan J. Murry, Ph.D., has served as our Chief Financial Officer since August 2014. Previously, Dr. Murry served as our Chief Strategy Officer from December, 2012, our Vice President of Sales and Marketing from June 2004 until December 2012, our Director of Sales and Marketing from January 2000 to June 2004 and as a Senior Engineer of Device Packaging from February 1997 to January 2000. He also previously served as Research Associate and Mission Control Specialist with the Space Vacuum Epitaxy Center in Houston, TX. Dr. Murry has been issued multiple patents in the optoelectronics industry, as well as in various related and complimentary industries. Dr. Murry received BS and MS degrees in Physics and a Ph.D. in Electrical Engineering from the University of Houston.

        Hung-Lun (Fred) Chang, Ph.D., has served as Senior Vice President of our Optical Component Business Unit since October 2012. Previously, Dr. Chang served as Vice President of our Optical Module Division from March 2005 until October 2012, our Director of Manufacturing from June 2002 to March 2004, and as our Deputy Packaging Manager from April 2001 to May 2002. Dr. Chang has held numerous positions in the optoelectronics industry throughout his career. His most recent position prior to joining us was Deputy Manager of the Optical Active Component Group at Hon-Hai Precision Industry Co., Ltd., which is based in Taiwan. He was also a researcher and project manager of the Optoelectronic Module Technology group at Chunghwa Telecom Co., Ltd. from 1996 to 2000. Dr. Chang received a BS degree in Electrophysics and a Ph.D. in Electro-Optical Engineering from National Chiao Tung University in Taiwan.

        Shu-Hua (Joshua) Yeh has served as our Asia General Manager since February 2015 and as Senior Vice President of our Network Equipment Module Business Unit since November 2012. Previously, Mr. Yeh served as our General Manager of our Video Equipment Division of Global Technology Inc., our China subsidiary, since its acquisition by us in March 2006 and had served as its President and Chief Executive Officer from April 2002 until the acquisition. From May 1995 to April 2002, Mr. Yeh served as a Vice President of Sales and Marketing of Twoway CATV Technology Inc. Mr. Yeh received a BS degree in Mechanical Engineering and an MS in Automatic Control Science from National Chung Shing University in Taiwan.

        David C. Kuo has served as our General Counsel and Vice President since August 2013 and as our Corporate Secretary since November 2012. Previously, Mr. Kuo served as our Assistant General Counsel from May 2009 until August 2013, and as our Asia Legal Manager from January 2011 until August 2013. Mr. Kuo holds a JD from South Texas College of Law and a BBA degree in Real Estate from Baylor University.

        Our executive officers are elected by, and serve at the discretion of, our Board. There are no family relationships among any of our directors or executive officers.

 COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

        We are an "emerging growth company," as defined in Section 101(a)(19)(C) of the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, under SEC rules, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the reduced disclosure requirements applicable to emerging growth companies.

Summary Compensation Table

        The following table presents summary information regarding the total compensation awarded to, earned by, and paid to our principal executive officer and our other two most highly compensated executive officers who were serving as executive officers at the end of the fiscal years ended December 31, 2015. These officers are referred to as our named executive officers. The information included in this table reflects compensation for the years ended December 31, 2014 and 2015.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	Nonqualified deferred compensation earnings	All Other Compensation(4)		Total
Chih-Hsiang (Thompson) Lin	2015	$398,294	$278,571	$277,140	—	—	—	$26,283	(5)	$846,084
President and Chief Executive	2014	$377,206	$144,367	—	$213,691	—	—	$10,392		$684,439
Officer
Stefan J. Murry	2015	$247,001	$137,388	$62,580		—	—	$7,673		$377,555
Chief Financial Officer and	2014	$231,435	$60,301	—	$35,615	—	—	$1,543		$321,062
Chief Strategy Officer
Hung-Lun (Fred) Chang	2015	$213,926	$101,673	$44,700	—	—	—	$10,173		$305,602
Senior Vice President of	2014	$213,261	$36,803	—	$31,341	—	—	$1,541		$290,853
Optical Module Division

(1)
Includes amounts earned but deferred at the election of the named executive officers, such as salary deferrals under our 401(k) Plan established under Section 401(k) of the IRS Code.

(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the restricted stock units reported in Note M to the consolidated financial statements included in our Annual Report. The amounts reported in this column reflect the accounting cost for these restricted stock units and do not correspond to the actual economic value that may be received by the named executive officers for the restricted stock units.

(3)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note M to the consolidated financial statements included in our Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers for the stock options.

(4)
Includes life insurance premiums paid by us for the benefit of the named executive officers and any 401(k) matching contributions made by the Company on behalf of the executive officers.

(5)
In addition to life insurance premiums and 401(k) matching contributions, this also includes the cost of personal use of a Company provided car in the amount of $6,399. The amount is determined based on the cost of the lease of the corporate car related to the proportion of mileage the car was driven for non-business trips.

Narrative to summary compensation table

2015 Base Salaries

        Each of our named executive officers is paid a base salary reflecting his skill set, experience, role and responsibilities. The base salary of our named executive officers is subject to adjustment by our Board or our compensation committee. Salary increases for our named executive officers in 2015 over 2014 reflect an increase of 7.5%, 9.0% and 6.0% for Mr. Lin, Mr. Murry and Mr. Chang, respectively.

2015 Cash Bonuses

        Each Named Executive Officer is eligible to receive an annual performance-based cash bonus based on achievement of individual performance goals and Company goals, determined by our Compensation Committee at the beginning of each year.

        As soon as practical after the year is completed, our Compensation Committee reviews actual performance against the stated Company goals and individual goals and determines subjectively what it believes to be the appropriate level of cash bonus, if any, for the Named Executive Officers. For 2015, the Company goals and objectives primarily related to research, clinical and financing activities. Individual goals were based on each person's specific expertise and experience.

        In February 2016, our Compensation Committee reviewed the performance of the Company and of each individual executive against the 2015 Company and individual goals and objectives and elected to pay bonuses to the Named Executive Officers. The amounts awarded to each Named Executive Officer for 2015 performance are set forth in the Summary Compensation Table in the column entitled "Bonus."

Agreements with our named executive officers

        We have entered into employment agreements regarding change of control or separation of service with Mr. Lin and Mr. Murry. These provisions are described below under "Potential Payments Upon Termination and Change of Control." In addition, under the agreements Mr. Lin and Mr. Murry are bound by certain restrictive covenants, including covenants relating to confidentiality and assignment of intellectual property rights, as well as covenants not to compete with us or to solicit our customers, prospective customers, employees or other service providers during employment and for a period of time following termination of employment.

        We have entered into an employment agreement with Mr. Chang. Under the employment agreement, Mr. Chang is entitled to a minimum base salary of $189,000 subject to increase in the discretion of the compensation committee. Mr. Chang is also eligible to receive an annual incentive bonus equal to the milestone bonus set by the company or the compensation committee if the applicable performance goals are satisfied. He is entitled to participate in other employee benefit arrangements the company provides to its executives and is subject to certain restrictive covenants, including covenants relating to confidentiality and assignment of intellectual property rights, as well as covenants not to compete with us or to solicit our customers, prospective customers, employees or other service providers during employment and for a period of time following termination of employment. The agreement contains additional provisions regarding change of control or separation of service which are described below under "Potential Payments Upon Termination and Change of Control."

Equity-based compensation

        We use equity awards in the form of stock options and service-based restricted stock awards to ensure that our executive officers, including the named executive officers, have a continuing stake in our long-term success. We structure our long-term incentive compensation in the form of equity awards because we believe that if our executive officers own shares of our common stock with values that are significant to them, they will have an incentive to act to maximize longer-term stockholder value instead of short-term gain. We also believe that equity awards are an integral component of our efforts to attract exceptional executive officers, senior management and employees.

        In determining the size of the equity awards granted in 2015 to the named executive officers, as well as the mix of stock options and restricted stock unit awards, our Compensation Committee made its decisions based primarily on its members' experience and knowledge, equity compensation data provided by Gallagher, internal pay equity (that is, generally similar award sizes as among our executive officers, with larger awards to our CEO in light of his roles and responsibilities), our performance and the potential dilutive effect on our stockholders. These factors were considered as a whole, without any specific weighting or formula.

        On January 30, 2015, our Board granted restricted stock awards (RSAs) for 31,000 shares of our common stock to Chih-Hsiang (Thompson) Lin, RSAs for 7,000 shares of our common stock to Stefan J. Murry, and RSAs for 5,000 shares of our common stock to Hung-Lun (Fred) Chang.

        Each of the RSAs described above vest over a four year period, with 25% of the shares subject to vesting on the first anniversary of the vesting commencement date and one sixth of the remaining shares vesting on the first day of each succeeding six month period, in each case subject to the executive officer's continued service. Such vesting is subject to acceleration in the event of our change of control or the executive officer's death, disability or retirement.

Employee benefits and perquisites

        All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical and dental benefits, life insurance benefits and short-term and long-term disability insurance. Our named executive officers participate in these plans on the same basis as other eligible employees. We do not maintain any supplemental health or welfare plans for our named executive officers.

        We also provide our named executive officers, together with other key employees, with certain additional limited benefits. The value of these benefits is included above in the "All Other Compensation" column of the summary compensation table.

401(k)

        We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants' interests in their contributions are 100% vested when contributed. Pre-tax contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. The retirement plan is intended to qualify under Sections 401(a) and 501(a) of the IRS Code.

Pension Benefits

        We did not sponsor any defined benefit pension or other actuarial plan for our named executive officers during fiscal 2015.

Nonqualified Deferred Compensation

        We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our named executive officers during fiscal 2015.

Outstanding Equity Awards on December 31, 2015

        The following table sets forth certain information regarding outstanding equity awards at fiscal year-end for our named executive officers for the year ended December 31, 2015.

							Stock Awards
	Option Awards
							Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
	Number of Shares Underlying Unexercised Options
					Option Exercise Price	Option Expiration Date
Name	Exercisable		Unexercisable
Hung-Lun (Fred) Chang	462	(1)	—		$6.00	October 19, 2019	—		—
Hung-Lun (Fred) Chang	167	(2)	—		$6.00	October 19, 2019
Hung-Lun (Fred) Chang	6,000	(4)	—		$6.00	August 23, 2020	—		—
Hung-Lun (Fred) Chang	4,667	(5)	—		$6.00	March 4, 2021	—		—
Hung-Lun (Fred) Chang	2,625	(6)	375	(6)	$6.00	May 22, 2022	—		—
Hung-Lun (Fred) Chang	7,917	(7)	4,750	(7)	$7.50	January 18, 2023	—		—
Hung-Lun (Fred) Chang	4,500	(8)	4,500	(8)	$9.96	September 26, 2023	—		—
Hung-Lun (Fred) Chang	1,650	(9)	2,750	(9)	$13.84	January 28, 2024	—		—
Hung-Lun (Fred) Chang							5,000	(10)	$85,800
Chih-Hsiang (Thompson) Lin	2,514	(3)	—		$6.00	October 19, 2019	—		—
Chih-Hsiang (Thompson) Lin	28,167	(4)	—		$6.00	August 23, 2020	—		—
Chih-Hsiang (Thompson) Lin	17,407	(5)	—		$6.00	March 4, 2021	—		—
Chih-Hsiang (Thompson) Lin	9,334	(6)	1,333	(6)	$6.00	May 22, 2022	—		—
Chih-Hsiang (Thompson) Lin	52,083	(7)	34,250	(7)	$7.50	January 18, 2023	—		—
Chih-Hsiang (Thompson) Lin	307,674	(8)	307,674	(8)	$9.96	September 26, 2023	—		—
Chih-Hsiang (Thompson) Lin	11,250	(9)	18,750	(9)	$13.84	January 28, 2024	—		—
Chih-Hsiang (Thompson) Lin							31,000	(10)	$531,960
Stefan J. Murry	1,222	(3)	—		$6.00	October 19, 2019	—		—
Stefan J. Murry	5,667	(4)	—		$6.00	August 23, 2020	—		—
Stefan J. Murry	6,667	(5)	—		$6.00	March 4, 2021	—		—
Stefan J. Murry	3,791	(6)	542	(6)	$6.00	May 22, 2022	—		—
Stefan J. Murry	10,833	(7)	6,500	(7)	$7.50	January 18, 2023	—		—
Stefan J. Murry	6,000	(8)	6,000	(8)	$9.96	September 26, 2023	—		—
Stefan J. Murry	1,875	(9)	3,125	(9)	$13.84	January 28, 2024	—		—
Stefan J. Murry							7,000	(10)	$120,120

(1)
The amounts reported reflect shares of common stock underlying stock options granted in calendar year 2006 under our 2006 Incentive Share Plan. The stock options vest over a four-year period with respect to one-sixteenth (1/16) of the shares as of each three-month period following the vesting start date, subject to continued service through each applicable vesting date.

(2)
The amounts reported reflect shares of common stock underlying stock options granted in calendar year 2007 under our 2006 Incentive Share Plan. The stock options vest over a four-year period as follows: 25% of the shares underlying the stock option vest on the first anniversary of the vesting start date with the remainder vesting 25% each twelve month period over the remaining three years, subject to continued service through each applicable vesting date.

(3)
The amounts reported reflect shares of common stock underlying stock options granted in calendar year 2008 under our 2006 Incentive Share Plan. The stock options vest over a four-year period as follows: 25% of the shares underlying the stock option vest on the first anniversary of the vesting start date and the remaining shares shall become exercisable with respect to one-thirty-sixth (1/36) of the remaining shares as of the first day of the calendar month following the first anniversary of the vesting start date, subject to continued service through each applicable vesting date.

(4)
The amounts reported reflect shares of common stock underlying stock options granted in calendar year 2010 under our 2006 Incentive Share Plan. The stock options vest over a four-year period as follows: 25% of the shares underlying the stock option vest on the first anniversary of the vesting start date with the remaining shares vesting 12.5% each six months over the remaining three years, subject to continued service through each applicable vesting date.

(5)
The amounts reported reflect shares of common stock underlying stock options granted in calendar year 2011 under our 2006 Incentive Share Plan. The stock options vest over a four-year period as follows: 25% of the shares underlying the stock option vest on the first anniversary of the vesting start date and the remaining shares shall become exercisable with respect to one-thirty-sixth (1/36) of the remaining shares as of the first day of the calendar month following the first anniversary of the vesting start date, subject to continued service through each applicable vesting date.

(6)
The amounts reported reflect shares of common stock underlying stock options granted in calendar year 2012 under our 2006 Incentive Share Plan. The stock options vest over a four-year period as follows: 25% of the shares underlying the stock option vest on the first anniversary of the vesting start date with the remaining shares vesting 12.5% each six months over the remaining three years, subject to continued service through each applicable vesting date.

(7)
The amounts reported reflect shares of common stock underlying stock options granted in calendar year 2013 under our 2006 Incentive Share Plan. The stock options vest over a four-year period as follows: 25% of the shares underlying the stock option vest on the first anniversary of the vesting start date with the remaining shares vesting 12.5% each six months over the remaining three years, subject to continued service through each applicable vesting date.

(8)
The amounts reported reflect shares of common stock underlying stock options granted in calendar year 2013 under our 2013 Equity Incentive Plan. The stock options vest over a four-year period as follows: 25% of the shares underlying the stock option vest on the first anniversary of the vesting start date with the remaining shares vesting 12.5% each six months over the remaining three years, subject to continued service through each applicable vesting date.

(9)
The amounts reported reflect shares of common stock underlying stock options granted in calendar year 2014 under our 2013 Equity Incentive Plan. The stock options vest over a four-year period as follows: 25% of the shares underlying the stock option vest on the first anniversary of the vesting start date with the remaining shares vesting 12.5% each six months over the remaining three years, subject to continued service through each applicable vesting date.

(10)
The amounts reported reflect shares of common stock underlying restricted stock award granted in calendar year 2015 under our 2013 Equity Incentive Plan. The stock options vest over a four-year period as follows: 25% of the shares underlying the stock option vest on the first anniversary of the vesting start date with the remaining shares vesting 12.5% each six months over the remaining three years, subject to continued service through each applicable vesting date.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the above section titled "Executive Compensation" with management. Based on such review and discussion, the compensation committee has recommended to the Board that the section titled "Executive Compensation" be included in this Proxy Statement.

Respectfully submitted,
COMPENSATION COMMITTEE William H. Yeh, Chairman Min-Chu (Mike) Chen Alex Ignatiev

Potential Payments Upon Termination and Change in Control

        Dr. Chih-Hsiang (Thompson) Lin, Dr. Murry and Mr. J. Yeh each have an agreement regarding change of control or separation of service with our company, which provides that, if our Board terminates his employment for any reason other than Cause or if he resigns for Good Reason before the occurrence of a Change in Control, as defined below, he will be entitled to receive (i) a payment equal to one year's base salary plus $15,000, (which may be used for benefit continuation under COBRA or for any other purpose), (ii) a payment equal to his target bonus and (iii) in the case of Dr. Murry, a lump sum equal to Dr. Murry's four most recent commission payments. The severance benefits that may arise as a result of a termination prior to a Change in Control will be paid periodically in installments over the 12 months following his separation from service, subject to certain limitations including his execution of a release agreement. The release agreement would include a reasonable agreement to cooperate for a period of six months following the employment termination date and a mutual non-disparagement clause. In consideration of these benefits, he has agreed to be subject to a non-compete provision for a period of 12 months following his separation from service and would agree to maintain the confidentiality of company information. Dr. Chang's employment agreement do not provide for the above benefits.

        Each employment agreement generally defines "Cause" as, following written notice to the executive and the executive's failure to cure such occurrence(s): (i) conviction or plea of nolo contendre to any felony offense or to a crime of moral turpitude; (ii) commission of willful misconduct or violation of law in connection with the performance of his duties, including (a) misappropriation of funds or property, (b) attempting to secure personally any profit in connection with any transaction entered into on behalf of our company, or (c) making any material misrepresentation to our Board, our company or its affiliates; (iii) material violation or failure to comply with our company policy; (iv) material breach of the employment agreement; or (v) the willful and continued failure or neglect to substantially perform his duties with our company. "Good Reason" is defined to include: (i) the executive's assignment to duties inconsistent with his position or title; (ii) reduction in his base compensation, except as part of an overall cost reduction program that affects all senior executives and does not disproportionately affect the executive; (iii) any purported termination of the executive by our company other than for disability or Cause or a voluntary resignation initiated by the executive, except for a voluntary termination for Good Reason; (iv) failure of any successor entity to our company to expressly assume the employment agreement; and (v) material breach by our company of the agreement.

        Dr. Chih-Hsiang (Thompson) Lin, Dr. Murry, Mr. J. Yeh, and Dr. Chang each have provisions in their employment agreements that provide if, within one year after a Change in Control or within six months prior to a Change in Control, the executive's employment is terminated by the executive for Good Reason or by our company other than for Cause, the executive will instead be entitled to receive severance benefits consisting of: (i) a lump sum payment equal to one year's base salary plus $10,000 ($15,000 for Dr. Chang) which may be used for benefit continuation under COBRA or for any other purpose; (ii) a lump sum payment equal to his target bonus; and (iii) accelerated vesting of the executive's stock options, with all vested options becoming exercisable for an extended period following termination of employment. The severance benefits that may arise as a result of termination within one year following a Change in Control will be paid on the later of the 60th day after the effective date of the executive's separation from service or six months and one day after executive's separation from service if the executive is, at the time of termination, a "specified employee" as defined under Section 409A of the Internal Revenue Code of 1986, as amended (the "IRS Code"). Additionally, Dr. Chih-Hsiang (Thompson) Lin's employment agreement provides him with a tax gross-up payment to make him whole for any excise taxes that he would owe resulting from the application of the 20% excise tax provisions under Section 280G of the IRS Code, that apply when certain "parachute payments" are paid to Dr. Chih-Hsiang (Thompson) Lin as the result of a Change in Control. None of the other employment agreements with our executive officers provide them with any right to a tax gross-up.

        A "Change in Control" is deemed to occur if: (i) individuals who constitute the Board of our company on the date of the employment agreement (Incumbent Directors) cease to constitute at least a majority of our Board; provided, that any individual whose election or nomination for election by the stockholders was approved by a majority of the then Incumbent Directors shall be considered an Incumbent Director, with certain exceptions; or (ii) the stockholders of our company approve (1) any merger, consolidation or recapitalization of our company or any sale of substantially all of its assets where (a) the stockholders of our company prior to the transaction do not, immediately thereafter, own at least 51% of both the equity and voting power of the surviving entity or (b) the Incumbent Directors at the time of the approval of the transaction would not immediately thereafter constitute a majority of the Board of the surviving entity, or (2) any plan of liquidation or dissolution of our company.

Compensation of Directors

        Our non-employee directors are eligible to receive a $30,000 annual retainer. Non-employee directors that serve as the chairman of our audit committee, chairman of our compensation committee and chairman of our nominating and corporate governance committee are entitled to receive an additional $5,000, $5,000, $3,000 and $2,000 annual retainer, respectively. If a committee meeting occurred during a scheduled board meeting, no additional compensation was paid. In addition, our non-employee directors received $1,500 for each board meeting attended in person, and a $750 meeting fee for each board or committee meeting attended by telephone and $1,500 if such teleconference meeting lasts longer than two hours. Directors were reimbursed for out-of-pocket expenses incurred in the course of their service on the Board or its committees. Mr. Lin did not receive any compensation from the company other than compensation received for serving as an executive officer of the company.

        In August 2015, our Board approved awarding non-employee directors with a number of restricted stock units under our 2013 Equity Incentive Plan equal to $55,000 divided by the then current share price of our common stock. All restricted stock units granted to directors vest in equal monthly amounts over the first twelve months following the date of grant, subject to early termination in accordance with their terms.

        The table below sets forth, for each person who served as a non-employee director during 2015, information regarding compensation for service on our Board during 2015.

NAME	Fees Earned or Paid in Cash(1)	Restricted Stock Units(2)	All Other Compensation	Total
William H. Yeh	$42,750	$54,985	$0	$97,735
Richard B. Black	45,500	54,985	0	100,485
Min-Chu (Mike) Chen	44,250	54,985	0	99,235
Alex Ignatiev	41,000	54,985	0	95,985
Alan Moore	42,000	54,985	0	96,985
Che-Wei Lin	37,500	54,985	0	92,485

(1)
Reflects the aggregate dollar amount of fees earned or paid in cash for services as a non-employee director, including committee service fees, fees for serving as a committee chairperson, and board and committee meeting fees.

(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the restricted stock units reported in Note M to the consolidated financial statements included in our Annual Report. The amounts reported in this column reflect the accounting cost for these restricted stock units and do not correspond to the actual economic value that may be received by the named executive officers for the restricted stock units.

 EQUITY COMPENSATION PLAN INFORMATION

        We currently maintain five compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants. These consist of the 1998 Share Incentive Plan, the 2000 Share Incentive Plan, the 2004 Share Incentive Plan, the 2006 Share Incentive Plan and the 2013 Equity Incentive Plan (the "2013 Plan"), each of which has been approved by our stockholders. Each of these plans has been approved by the Company's stockholders. The Company does not maintain any equity incentive plans that have not been approved by stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 31, 2015:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	1,462,371	(1)	$9.07	(2)	664,223	(3)

(1)
Includes 1,310,235 subject to outstanding stock option awards and 152,136 shares subject to outstanding restricted stock unit awards as of December 31, 2015.

(2)
The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs or RSAs, since RSUs and RSAs have no exercise price.

(3)
Includes 664,223 shares of common stock available for issuance in connection with future awards under our 2013 Plan. The maximum number of common shares that may be issued or transferred pursuant to awards under the 2013 Plan equals 800,000, which number includes shares remaining available under our prior plans and shares subject to outstanding awards forfeited back to our prior plans, all of which may be subject to incentive stock option treatment. The maximum aggregate number of common shares that may be issued pursuant to all awards under the 2013 Plan shall increase annually on the first day of each fiscal year by the number of common shares equal to the lesser of (i) 333,333 shares, (ii) 2% of the total issued and outstanding common shares on the immediately preceding December 31, or (iii) such lesser amount determined by our Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

        We have a written Related Party Transactions Policy. Pursuant to this Policy, related party transactions include any transaction, arrangement or relationship, or series of such transactions, including any indebtedness or guarantees, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. In the event that a related party transaction is identified, such transaction must be reported to our Corporate Secretary and subsequently must be reviewed and approved or ratified by the chairman of our audit committee or our full audit committee, depending on the amount of the transaction. Any member of the audit committee who is one of the parties in the related party transaction and who has a direct material interest in the transaction may not participate in the approval of the transaction.

Related Party Transactions

        During fiscal 2015, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, except the transactions described below.

Indemnification of Officers and Directors

        As permitted by Delaware General Corporation Law, provisions in our amended and restated certificate of incorporation and amended and restated bylaws limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

  •
  any breach of the director's duty of loyalty to us or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

  •
  any transaction from which the director derived an improper personal benefit.

        These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission. In addition, our amended and restated bylaws provide that:

  •
  we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise;

  •
  we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise; and

  •
  we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

        We have entered into agreements that indemnify each of our directors and certain of our executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, provide for indemnification for judgments, fines, settlement amounts and expenses, including attorneys' fees incurred by the director or executive officer in any action or proceeding, including any action by or in our right, arising out of the person's services as a director or executive officer, or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. We also maintain directors' and officers' liability insurance.

        At present, there is no pending litigation or proceeding involving any of our directors or officers in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Review, Approval and Ratification of Transactions with Related Parties

        Our audit committee charter requires, among other items, that transactions with directors, officers and holders of five percent or more of our common stock must be approved by our audit committee.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table and footnotes set forth information with respect to the beneficial ownership of our common stock as of April 4, 2016 by:

  •
  each stockholder, or group of affiliated stockholders, who we know beneficially owns more than 5% of the outstanding shares of our common stock;

  •
  each of our named executive officers;

  •
  each of our current directors and nominees; and

  •
  all of our current directors and current executive officers as a group.

        Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, we believe each person identified in the table possesses sole voting and investment power with respect to all shares of common stock beneficially owned by them.

        Applicable percentage ownership in the following table is based on 17,069,534 shares of common stock outstanding as of April 4, 2016. Shares of common stock subject to options currently exercisable or exercisable within 60 days of April 4, 2016, restricted stock awards, or RSA, and restricted stock units, or RSUs, which vest or will vest within 60 days of April 4, 2016, are deemed to be outstanding for calculating the number and percentage of outstanding shares of the person holding such options or RSUs, but are not deemed to be outstanding for calculating the percentage ownership of any other person. Beneficial ownership or voting power representing less than 1% is denoted with an asterisk (*).

        Unless otherwise noted below, the address of each person listed on the table is c/o Applied Optoelectronics, Inc., 13115 Jess Pirtle Blvd, Sugar Land, Texas 77478.

Names of Beneficial owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% or Greater Stockholders:
Entities affiliated with Wellington Management Group LLP(1)	1,529,322	8.96%
Entities affiliated with Philip J. Hempleman(2)	1,105,000	6.47%
Whale Rock Capital Management LLC(3)	1,002,684	5.87%
BlackRock, Inc.(4)	929,408	5.44%
Directors and Named Executive Officers:
Chih-Hsiang (Thompson) Lin(5)	729,464	4.15%
Che-Wei Lin(6)	77,648	*
William H. Yeh(7)	101,820	*
Richard B. Black(8)	44,393	*
Alex Ignatiev(9)	15,908	*
Min-Chu (Mike) Chen(10)	23,262	*
Alan Moore(11)	110,531	*
Hung-Lun (Fred) Chang(12)	52,666	*
Stefan J. Murry(13)	79,967	*
All executive officers and directors as a group (12 persons)(14)	1,452,954	8.19%

(1)
From Schedule 13G/A filed with the SEC on February 11, 2016 indicating that such shares are beneficially owned by Wellington Management Group LLP ("Wellington") in its capacity as investment adviser to clients who are the record holders of such shares. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than five percent of our common stock. Of such shares, Wellington has shared voting power over 1,069,234 shares and shared dispositive power over 1,529,322 shares.

(2)
Based on a Schedule 13G filed with the SEC on February 16, 2016, consists of 496,800 shares held by Ardsley Partners Fund II, L.P. ("AP II"), 403,200 shares held by Ardsley Partners Institutional Fund, L.P. ("Ardsley Institutional"), 205,000 shares held by Ardsley Partners Advanced Healthcare Fund, L.P., ("Ardsley Advanced"). Ardsley Advisory Partners ("Ardsley") serves as investment adviser of AP II, Ardsley Institutional and Ardsley Advanced, and has the shared voting and shared dispositive power over such shares. Ardsley Partners I ("Ardsley Partners") serves as the general partner of AP II, Ardsley Institutional and Ardsley Advanced, and has the shared voting and shared dispositive power over such shares. Mr. Philip J. Hempleman is the managing partner of Ardsley and Ardsley Partners, and has the shared voting and shared dispositive power over such shares.

(3)
Based on a Schedule 13G filed with the SEC on February 1, 2016, Whale Rock Capital Management LLC reported that as of December 31, 2015, it had sole voting and sole dispositive power over 1,002,684 shares and that its address is Whale Rock Capital Management LLC, East Tower Jing Yan Building, No. 29 Shijingshan Road, Shijingshan District, Beijing 100043, People's.Republic of China. Alexander Sacerdote is the managing member and owner of Whale Rock Capital Management LLC. Alexander Sacerdote disclaims beneficial ownership as to the securities, except to the extent of his pecuniary interests in Whale Rock Capital Management LLC.

(4)
Based on a Schedule 13G filed with the SEC on January 28, 2016, BlackRock, Inc. reported that as of December 31, 2015, it had sole voting and sole dispositive power over 929,408 shares and that its address is BlackRock Inc., 55 East 52nd Street, New York, New York, 10055.

(5)
Consists of 521,847 shares of common stock issuable upon the exercise of stock options held by Dr. Lin within 60 days of April 4, 2016. Dr. Lin is our President, Chief Executive Officer and Chairman of the Board.

(6)
Mr. Lin is a member of our Board.

(7)
Consists of 17,664 shares of common stock held of record by Lina Yeh. Ms. Yeh is Mr. Yeh's spouse. Mr. Yeh is a member of our Board.

(8)
Consists of 1,250 shares of common stock issuable upon the exercise of stock options held by Mr. Black within 60 days of April 4, 2016 and consists of 8,162 shares of common stock held of record by Heather B. Black Revocable Trust, which Heather Black is trustee and has the sole voting and dispositive power over such shares. Ms. Black is Mr. Black's spouse. Mr. Black is a member of our Board.

(9)
Dr. Ignatiev is a member of our Board.

(10)
Consists of 10,000 shares of common stock held of record by Yuh-Mei Chung. Ms. Chung is Dr. Chen's spouse. Dr. Chen is a member of our Board.

(11)
Mr. Moore is a member of our Board.

(12)
Consists of 28,916 shares of common stock issuable upon the exercise of stock options held by Dr. Chang within 60 days of April 4, 2016. Mr. Chang is our Senior Vice President of Optical Component Business Unit.

(13)
Consists of 40,889 shares of stock option issuable upon the exercise of stock options held by Dr. Murry within 60 days of April 4, 2016. Dr. Murry is our Chief Financial Officer and Chief Strategy Officer.

(14)
Includes an aggregate of 675,663 shares of common stock issuable upon the exercise of stock options within 60 days of April 4, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

        Based solely on our review of such forms furnished to us and written representations from certain reporting persons during the most recent fiscal year, we believe that all of our executive officers, directors and greater-than-10% stockholders complied with the applicable filing requirements.

        In making these statements, we have relied upon examination of the copies of Form 3, 4 and 5, and amendments thereto, provided to us and the written representations of our directors, executive officers and 10% stockholders.

STOCKHOLDER PROPOSALS OR NOMINATIONS
TO BE PRESENTED AT NEXT ANNUAL MEETING

        Pursuant to Rule 14a-8 under the Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2017 annual meeting. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to the Corporate Secretary at our principal executive offices no later than the close of business on December 16, 2016 (120 days prior to the anniversary of this year's mailing date). Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.

        Submitting a stockholder proposal does not guarantee that we will include it in our Proxy Statement. Our nominating and corporate governance committee reviews all stockholder proposals and makes recommendations to the board for actions on such proposals. For information on qualifications of director nominees considered by our nominating and corporate governance committee, see the "Corporate Governance—Director Nominations" section of this Proxy Statement.

        In addition, our Bylaws provide that any stockholder intending to nominate a candidate for election to the board or to propose any business at our 2017 annual meeting, other than non-binding proposals presented pursuant to Rule 14a-8 under the Exchange Act, must give notice to the Corporate Secretary at our principal executive offices, not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year's annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given).The notice must include the information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder's ownership of and agreements related to our stock. If the 2017 annual meeting is held more than 30 days before or after the first anniversary of the date of the 2016 annual meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2017 annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. We will not entertain any proposals or nominations at the meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any stockholder proposal or nomination. To make a submission or request a copy of our Bylaws, stockholders should contact our Corporate Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the Board knows of no other business that will be conducted at the annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

HOUSEHOLDING

        The U.S. Securities and Exchange Commission, or SEC, has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a copy of these materials, other than the Proxy Card, to those stockholders. This process, which is commonly referred to as "householding," can mean extra convenience for stockholders and cost savings for the company. Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record. Through householding, stockholders of record who have the same address and last name will receive only one copy of our Proxy Statement and Annual Report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce printing costs and postage fees.

        Stockholders who participate in householding will continue to receive separate Proxy Cards. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of Proxy Statements and Annual Reports, or if you hold stock in more than one account and wish to receive only a single copy of the Proxy Statement or Annual Report for your household, please contact Broadridge Householding Department, in writing, at 51 Mercedes Way, Edgewood, New York 11717, or by phone at (800) 542-1061 or (866) 540-7095. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker if you are a beneficial stockholder.

By order of the Board

David Kuo General Counsel and Corporate Secretary

April 15, 2016

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. APPLIED OPTOELECTRONICS, INC. ATTN: LEGAL DEPARTMENT 13115 JESS PIRTLE BLVD. SUGAR LAND, TX 77478 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E08589-P78820 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. APPLIED OPTOELECTRONICS, INC. The Board of Directors recommends you vote FOR the following: 1. To elect three Class III directors to hold office for three-year terms and until their respective successors are elected and qualified. Nominees: 01) Chih-Hsiang (Thompson) Lin 02) Richard B. Black 03) Min-Chu (Mike) Chen For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! The Board of Directors recommends you vote FOR the following proposal: For Against Abstain ! ! ! 2.To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E08590-P78820 Applied Optoelectronics, Inc. Annual Meeting of Stockholders May 27, 2016 9:30 A.M. This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Chih-Hsiang (Thompson) Lin and David Kuo, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of APPLIED OPTOELECTRONICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. (Central) on May 27, 2016, at 13139 Jess Pirtle Blvd., Sugar Land, TX 77478, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side